Exhibit 10.60

Axalta Coating Systems LLC

RETIREMENT SAVINGS RESTORATION PLAN

Effective June 1, 2013

RETIREMENT SAVINGS RESTORATION PLAN

I.	PURPOSE

The purpose of this Retirement Savings Restoration Plan (this “Plan”) is to provide an eligible employee with the opportunity to defer, until termination of employment, receipt of Compensation that, because of limits imposed by law, is ineligible to be considered in calculating benefits within the Axalta Coating Systems LLC Retirement Savings Plan and thereby recover benefits lost because of that restriction. The Plan is an “employee pension benefit plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). However, the Plan is unfunded and maintained for a select group of management or highly compensated employees as those terms are set forth in ERISA and, therefore, it is intended that the Plan will be exempt from Parts 2, 3 and 4 of Title I of ERISA. The Plan is not intended to qualify under Section 401(a) of the Code.

II.	ADMINISTRATION

The administration of this Plan is vested in the Benefit Plan Committee appointed by the Axalta Coating Systems LLC Board of Directors (the “Committee”). The Committee may adopt such rules as it may deem necessary for the proper administration of the Plan (including such rules as may relate to the timing of crediting amounts to Participant Accounts), and may appoint such person(s) or group(s) as may be judged necessary to assist in the administration of the Plan. The Committee’s decision in all matters involving the interpretation and application of this Plan shall be final. The Committee shall have the discretionary right to determine eligibility for benefits hereunder and to construe the terms and conditions of this Plan.

III.	ELIGIBILITY

Unless otherwise determined by the Company, any employee of the Company who is eligible to participate in the Performance Coatings Retirement Savings Plan and who is Grade 13 or above, or an employee of a Company who is eligible to participate in the Performance Coatings Retirement Savings Plan and who is eligible as listed on Exhibit A, shall be eligible to participate in this Plan (hereinafter “Participant”). As a condition for participation in the Plan, an eligible employee may be required by the Committee to provide such information as the Committee may deem necessary to properly administer the Plan.

For purposes of this Plan, the term “Company” means Axalta Coating Systems LLC, any wholly-owned subsidiary or part thereof and any joint venture, partnership, or other entity in which Axalta Coating Systems LLC has an ownership interest, provided that such entity (1) adopts this Plan with the approval of Axalta Coating Systems LLC and (2) agrees to make the necessary financial commitment in respect of any of its employees who become Participants in this Plan.

Notwithstanding any other provision herein to the contrary, an eligible employee who has become a Participant in the Plan shall cease to be a Participant hereunder upon action of the Committee. Any such Committee action shall be effective as of the first day of the Plan Year following such action or on such earlier date specified by the Committee if such action is based upon an Unforeseeable Emergency.

If a Participant’s salary grade falls below the minimum grade for participation in the Plan as set forth above, effective as of the first day of the calendar year following such reduction in salary grade, he or she will cease to be an eligible employee and will not be allowed to defer additional amounts into the Plan (and will not receive Company Matching Contributions or Company Non-elective Contributions) until such time as his or her salary grade meets such minimum requirement and, with respect to Participant Contributions and Company Matching Contributions, he or she makes a new deferral election in accordance with paragraph IV(A) below. Existing amounts in the Participant’s Account will be maintained according to the normal provisions of the Plan.

IV.	PARTICIPANTS’ ACCOUNTS

(A) Participant Contributions. A Participant may elect to defer receipt of a percentage of the Participant’s Compensation in excess of the amount prescribed in Internal Revenue Code Section 401(a)(17), and have the dollar equivalent of the deferral percentage credited to a notional bookkeeping account under this Plan (“Participant Accounts”). The deferral percentage elected under this Plan shall not exceed six percent (6%). Except as provided below, any such deferral election must be made prior to the beginning of the calendar year to which such deferral election relates and will be irrevocable for that calendar year once made.

For purposes of a Participant’s first year of participation in this Plan, the compensation deferral election must be made within 30 days of the date the employee becomes eligible to participate in the Plan, and no later than 30 days prior to the first day of the month for which Compensation is deferred and will be irrevocable for the remainder of that calendar year.

Amounts deferred by a Participant under this subparagraph (A) are referred to herein as the “Participant Contribution.”

(B) Company Matching Contributions. To the extent that a Participant makes a valid and timely deferral election under the terms of subparagraph (A) above, the Company will credit to that Participant’s Account in this Plan an amount equivalent to 100% of the Participant Contribution.

(C) Company Non-elective Contributions. For each employee eligible to participate in this Plan, whether or not he or she makes a deferral election under the terms of subparagraph (A) above, the Company will credit to that Participant’s Account in this Plan an amount equal to 3% of the Participant’s Compensation in excess of the amount prescribed in Internal Revenue Code Section 401(a)(17).

(D) Earnings Equivalents. Credits for Participant Contributions and Company Matching and Non-elective Contributions shall be treated as having been invested in one or more of the investment options available for the ongoing deposit of new employee contributions in the Axalta Coating Systems LLC Retirement Savings Plan as designated by the Committee. Additional credit (or debit) amounts will be posted to the Participant’s Account in this Plan based on the performance of those investment options.

The Participant shall have the right to:

(1)	designate which of the available investment options are to be used in valuing his/her Account under this Plan, subject to the rules governing investment direction in the Axalta Coating Systems LLC Retirement Savings Plan; and/or

(2)	change the designated investment options used in valuing his/her Account under this Plan, subject to the rules governing investment direction and/or transfers among funds in the Axalta Coating Systems LLC Retirement Savings Plan.

(E) Credits to Accounts. Participant Contributions, Company Matching and Non- elective Contributions and Earnings Equivalents shall be credited (or debited) to the Participant’s Account under this Plan as unfunded book entries stated as cash balances, and will not be payable to Participants until such time as the Participant’s Account becomes payable in accordance with paragraph VI below. The cash balances in Participant Accounts shall be unfunded general obligations of the Company, and no Participant shall have any claim to or security interest in any asset of the Company on account thereof.

(F) Definition of Compensation. Compensation for purposes of this Plan shall mean “compensation” as defined in the Axalta Coating Systems LLC Retirement Savings Plan.

V.	VESTING

Participant Contributions and Company Matching and Earnings Equivalents attributable thereto shall be vested at the time such amounts are credited to the Participant’s Account. Company Non-elective Contributions and Earnings Equivalents thereto shall be vested after the employee completes 3 years of service, as defined in the as defined in the tax-qualified plan in which the Participant participates.

Notwithstanding any provision of the Plan to the contrary, in the event a Participant’s employment with the Company is terminated for Cause, the Participant shall be deemed to have forfeited all of the amounts in the Participant’s Account attributable to Company Matching Contributions and Company Non-elective Contributions and no such amounts shall thereafter be paid to the Participant (or to his or her beneficiary or estate). For purposes of the Plan, “Cause” shall have the meaning set forth in any employment or other similar agreement entered into between the Company (or any of its affiliates) and the Participant or if no such agreement exists or such agreement does not contain a definition of “Cause” or equivalent term, “Cause” shall mean (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any material breach of a written agreement between the Participant and the Company, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Participant’s negligence or willful misconduct in the performance of the Participant’s duties or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company; or (v) any acts, omissions or statements by a Participant which the Company determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company.

VI.	PAYMENT OF BENEFITS

Amounts payable under this Plan shall be distributed in one of the following forms and at a time as elected by the Participant:

(1) a lump sum at termination of employment, or in any year up to five years after termination of employment; or

(2) annual installments for up to 15 years, beginning in the year of termination of employment or in any of the first five years following termination of employment. In the event the Participant elects installment distributions, the amount distributed with respect to each installment shall be equal to the amount remaining in the Participant’s Account multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of remaining installments (inclusive of the installment with respect to which such determination is made).

If the Participant does not make a valid election as to form and time of distribution, or upon the Participant’s death, amounts payable shall be delivered in a cash lump sum as soon as practical (but in no event more than 90 days) after separation from service or death. Any such election shall be made by the Participant at the time the deferral election is made. All payments under this Plan shall be made by, and all expenses of administering this Plan shall be borne by, the Company.

Benefits payable due to a Participant’s death shall be paid to the beneficiary designated on the most recent valid beneficiary designation form received by the Committee, or, if no valid beneficiary designation is on file or the beneficiary cannot be determined by the Committee, to the Participant’s estate. If the Committee is unable to locate a Participant or beneficiary to whom a benefit is payable, such benefit may be forfeited to the Company upon the Committee’s determination.

A Participant may apply in writing to the Committee for, and the Committee may grant, a hardship withdrawal of all or any part of a Participant’s Account if the Committee, in its sole discretion, determines that the Participant has incurred an Unforeseeable Emergency. The Committee shall determine whether an event qualifies as an Unforeseeable Emergency in its sole and absolute discretion; provided, however, that severe financial hardship resulting from: (a) an illness or accident of the Participant, the Participant’s spouse or tax dependent; (b) loss of the Participant’s property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant will normally satisfy the requirement for an Unforeseeable Emergency. The request for distribution pursuant to this paragraph shall be made in a time and manner determined by the Committee. The payment made from a Participant’s Account pursuant to the provisions of this Section 6.06 shall not be in excess of the amount necessary to meet such Unforeseeable Emergency of the Participant, including amounts necessary to pay any federal, state or local income taxes with respect to the payment. For purposes of this Plan, “Unforeseeable Emergency” has the meaning set forth in Treasury Regulation Section 1.409A-3(i)(3).

VII.	NON-ASSIGNMENT

No assignment or alienation of the rights and interests of participants, beneficiaries and survivors under this Plan will be permitted or recognized under any circumstances. Plan benefits can be paid only to Participants or upon a Participant’s death to his or her duly designated beneficiaries or his or her estate.

VIII.	RIGHT TO MODIFY

The Company reserves the right to change or discontinue this Plan in its discretion by action of the Board of Directors, or its delegate, provided, however, that, except for amendments that are intended to cause the Plan to conform to the requirements of Section 409A of the code, no amendment may be made that would materially impair the rights of a Participant with respect to amounts already allocated to his or her Account. In the event that the Plan is terminated as described in Treasury Regulation Section 1.409A- 3(j)(4)(ix), the balance in a Participant’s Account shall be paid to such Participant or his or her beneficiary or estate in full satisfaction of all such Participant’s or Beneficiary’s benefits hereunder, pursuant to the applicable requirements of Treasury Regulation § 1.409A-3(j)(4)(ix).

IX.	SECTION 409A

It is intended that this Plan shall be limited, construed and interpreted in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code” or the “Internal Revenue Code”). It is also intended that to the extent that any payment or benefit described hereunder is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Without limiting the foregoing, all references to the termination of a Participant’s employment in this Plan shall be deemed to refer to the Participant’s “separation from service” as such term is defined in Treasury Regulation Section 1.409A- 1(h) or its successor. No provision in this Plan shall be interpreted or construed to directly or indirectly transfer any liability for a failure to comply with Section 409A of the Code from a Participant or other individual to the Company, or any other individual or entity affiliated with the Company.

Notwithstanding any provision of the Plan to the contrary, if at the time of the Participant’s separation from service, the Participant is a “specified employee” as defined in Section 409A the Code, as reasonably determined by the Company in accordance with Section 409A of the Code, and the deferral of the commencement of any distributions that would otherwise be made hereunder as a result of such Separation from Service is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the distributions hereunder until the date that is at least six (6) months following the Participant’s Separation from Service (or the earliest date permitted under Section 409A of the Code), whereupon the Company will make such distributions to the Participant that would have otherwise been previously made to the Participant under the Plan during the period in which such distributions were deferred. Thereafter, distributions will resume in accordance with the Plan.

X.	MISCELLANEOUS

Nothing contained in this Plan and no action taken pursuant to its provisions by the Company or any person, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Company and the Participant, Beneficiary, or any other person.

The payments to the Participant, beneficiary or any other distributee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company. No person shall have nor acquire any interest in any such assets by virtue of the provisions of this Plan. The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future and may be assigned by the Company to any of its affiliates or to any successor. To the extent that the Participant, beneficiary or other distributee acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company. No such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company. Neither the Company, the Committee, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person.

A person who believes that they are being denied a benefit to which they are entitled to under the Plan (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Committee, setting forth their claim. The request must be addressed to the Committee at the Company’s then principal place of business. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Committee shall adopt a written decision using language calculated to be understood by the Claimant, setting forth all of the following: (i) the specified reason or reasons for such denial; (ii) the specific reference to pertinent provisions of the Plan on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (v) the time limits for requesting such a review. Within 60 days after the receipt by the Claimant of the written decision described above, the Claimant may request in writing that the Committee review its original determination. Such request must be addressed to the Committee. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request that the Committee review its original determination within such 60 day period, the Claimant shall be barred and estopped from challenging the Committee’s determination. Within 60 days after the Committee’s receipt of a request for review, it will review the original determination. After considering all materials presented by the Claimant, the Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that 60 day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

All provisions of the Plan shall be construed in accordance with the laws of the State of Delaware, except to the extent preempted by federal law.

The Plan does not constitute a contract of employment. Neither the action of the Company in establishing or maintaining the Plan, nor any action taken by the Committee, nor any provision of the Plan shall give a Participant any right to be retained as an employee or other service provider to the Company.

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